Exhibit 10.3

Execution Version

VOTING, IRREVOCABLE PROXY AND SUPPORT AGREEMENT
This Voting, Irrevocable Proxy and Support Agreement (this “Agreement”), dated as of January 2, 2017, is by and between the undersigned stockholder (“Stockholder”) and Delek US Holdings, Inc., a Delaware corporation (“Parent” and, collectively with Stockholder, the “Parties” and each, a “Party”).
WHEREAS, Stockholder is a stockholder of Alon USA Energy, Inc., a Delaware corporation (the “Company”);
WHEREAS, concurrently with the execution of this Agreement, Parent, Delek Holdco, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“HoldCo”), Dione Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Parent Merger Sub”), Astro Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Astro Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the  Merger Agreement”), providing for the consummation of certain mergers (the “Mergers”) pursuant to the terms and conditions of the Merger Agreement;
WHEREAS, Stockholder has been provided with a copy of the Merger Agreement in the form to be executed by the parties thereto;
WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that Stockholder execute and deliver this Agreement; and
WHEREAS, in order to induce Parent to enter into the Merger Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) beneficially owned by Stockholder and set forth on Exhibit A hereto (the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 6 hereof, collectively the “Shares”).
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:
1.Definitions.
For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.
2.    Representations of Stockholder.
Stockholder represents and warrants to Parent that:

(a)    (i) Stockholder is the record and beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act) of and has good title to all of the Original Shares free and clear of all Liens (except as set forth in this Agreement and pursuant to any applicable restrictions on transfer under the Exchange Act), and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.
(b)    Stockholder has, and will have at the time of the Company Stockholders Meeting with respect to the matters covered by Section 3(a), the right to vote and direct the vote of, and to dispose of and direct the disposition of, the Original Shares, and none of the Original Shares is subject to any agreement, arrangement or restriction with respect to the Original Shares that would prevent or delay Stockholder’s ability to perform its obligations hereunder. There are no agreements or arrangements of any kind, contingent or otherwise, obligating Stockholder to Transfer (as defined in Section 5) or cause to be Transferred, any of the Original Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Original Shares.
(c)    Stockholder does not beneficially own any shares of Company Common Stock other than (i) the Original Shares and (ii) any options, warrants or other rights to acquire any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock as set forth on Exhibit A hereto.
(d)    Stockholder has full power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the irrevocable proxy described in Section 3(b)). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.
(e)    None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to Stockholder or to Stockholder’s property or assets. There is no (i) action, proceeding or investigation pending or threatened against Stockholder or any of its controlled Affiliates; or (ii) outstanding writ, injunction, order, judgment or decree of any Governmental Authority to which Stockholder or any of its controlled Affiliates are subject or bound, in each case, that could prevent, materially delay, hinder or impair the exercise by Parent of its rights under this Agreement or the performance by Stockholder of its obligations under this Agreement.

(f)    No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement. No consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement unless Stockholder’s spouse has also executed this Agreement as Stockholder (in which case the term “Stockholder” shall refer to both spouses). Stockholder has not taken any action that would or would reasonably be expected to (i) constitute or result in a breach hereof; (ii) make any representation or warranty of Stockholder set forth in this Section 2 untrue or incorrect; or (iii) have the effect of preventing or disabling Stockholder from performing any of its obligations under this Agreement.
3.    Agreement to Vote Shares; Irrevocable Proxy.
(a)    Stockholder agrees during the term of this Agreement to vote the Shares, and to cause any holder of record of any Shares to vote: (i) at the Company Stockholders Meeting in favor of (1) the Mergers and the Merger Agreement and any other transactions or matters contemplated by the Merger Agreement, (2) any proposal to adjourn or postpone the Company Stockholders Meeting to a later date if there are not sufficient votes to adopt the Merger Agreement or if there are not sufficient shares present in person or by proxy at such meeting to constitute a quorum, (ii) in favor of any other matter necessary to consummate the transactions contemplated by the Merger Agreement, in each case at every meeting (or in connection with any action by written consent) of the Company Stockholders at which such matters are considered and at every adjournment or postponement thereof, and (iii) against (1) any Company Acquisition Proposal, (2) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement and (3) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, frustrate, delay, discourage, adversely affect or inhibit the timely consummation of the Mergers or the fulfillment of Parent’s, the Company’s, HoldCo’s, Parent Merger Sub’s or Astro Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company Certificate or Company Bylaws).
(b)    Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the obligations and duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this Agreement, including without limitation this proxy. This proxy and power of attorney granted by Stockholder are irrevocable during the term of this

Agreement, shall be and shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement. Parent may terminate this proxy with respect to Stockholder at any time at its sole election by written notice provided to Stockholder. The Parties acknowledge and agree that neither Parent, nor any of its Affiliates or any designees of Parent, shall owe any duty (fiduciary or otherwise), or incur any liability of any kind to Stockholder or any of its Affiliates, in connection with or as a result of the exercise of the powers granted to Parent by this Section 3(b).
4.    No Voting Trusts or Other Arrangement.
Stockholder agrees that Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Parent.
5.    Transfer and Encumbrance.
Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, (i) transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or economic interest therein, (ii) grant any proxies or powers of attorney, or any other authorization or consent with respect to any or all of its Shares in respect of any matter addressed by this Agreement, (iii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iv) enter into any Contract with respect to the Transfer of any Shares~~;~~, or (v) take any other action, that would restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Shares by Stockholder to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or upon the death of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

6.    Additional Shares.
Stockholder agrees that all shares of Company Common Stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership of (as defined in Rule 13d-3 of the Exchange Act) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.
7.    Termination.
This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) a Company Change in Recommendation made in accordance with Section 7.2(b) of the Merger Agreement and (iii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon termination of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided, however, that (a) nothing set forth in this Section 7 shall relieve any Party from liability for any breach of this Agreement occurring prior to the termination hereof; and (b) the provisions of Section 7, Section 11 and Section 12 shall survive any termination of this Agreement.
8.    No Agreement as Director or Officer.
Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in such Stockholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising such Stockholder’s fiduciary duties as an officer or director to the Company and its stockholders.
9.    Specific Performance.
Each Party acknowledges that it will be impossible to measure in money the damage to the other Party if a Party fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at law or damages. Accordingly, each Party agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at law. Each Party agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.

10.    Entire Agreement.
This Agreement supersedes all prior agreements, written or oral, between the Parties with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the Parties. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.
11.    Notices.
All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a portable document format (“PDF”) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11):
If to Parent, to:
Mark Cox, EVP
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, TN 37027
with a copy (which shall not constitute notice) at the same physical address to:

General Counsel
Amber.Ervin@DelekUS.com
and a copy (which shall not constitute notice) to:

Daniel L. Mark, Esq.
Norton Rose Fulbright US LLP
1301 McKinney
Houston, TX 77010-3095

If to Stockholder, to the address or facsimile number set forth for Stockholder on Exhibit A hereof.
with a copy (which shall not constitute notice) to:

Gillian A. Hobson, Esq.
Vinson & Elkins LLP
1001 Fannin Street, Suite 2500
Houston, TX 77002
12.    Miscellaneous.
(a)    This Agreement shall be governed by, and interpreted in accordance with, the Laws of the State of Delaware (except to the extent that mandatory provisions of federal law govern), without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.
(b)    Each of the Parties agrees that to the fullest extent permitted by Law, any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Merger Transactions shall be brought in the Delaware Court of Chancery (or, if such court does not have jurisdiction, the Complex Commercial Litigation Division of the Delaware Superior Court, or, if such division does not have jurisdiction or the Legal Proceeding is not assigned to such division, the Delaware Superior Court, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware), and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Legal Proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Legal Proceeding in any such court or that any such Legal Proceeding brought in such court has been brought in an inconvenient forum, or that this Agreement, or the subject matter hereof, may not be enforced in or by such court. Process in any such Legal Proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that to the fullest extent permitted by law, service of process on such Party as provided in Section 11 shall be deemed effective service of process on such Party for matters between the Parties.
(c)    EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE MERGER TRANSACTIONS. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY

AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT OR THE MERGER TRANSACTIONS, AS APPLICABLE, AND THAT SUCH LEGAL PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
(d)    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Merger Transactions are fulfilled to the fullest extent possible.
(e)    This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., PDF) shall be effective as delivery of a manually executed counterpart hereof.
(f)    Each Party shall execute and deliver such additional documents and instruments and take such further actions as may be necessary or desirable to effect the transactions contemplated by this Agreement.
(g)    The Parties have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement.
(h)    The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by Parent, HoldCo, Parent Merger Sub, Astro Merger Sub, and the Company, and the Parties agree that there is not and has not been any other agreement, arrangement or understanding between the Parties with respect to the matters set forth herein.
(i)    No Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party. Any assignment contrary to the provisions of this Section 12(i) shall be null and void.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

DELEK US HOLDINGS, INC.
By: /s/ Assaf Ginzburg Name: Assaf Ginzburg Title: EVP & CFO
By: /s/ Frederec Green Name: Frederec Green Title: EVP & COO

STOCKHOLDER
By: /s/ Jeff Morris Name: Jeff Morris

By: /s/ Karen Morris Name: Karen Morris

[Signature page to Voting, Irrevocable Proxy and Support Agreement]

Exhibit A – Shares of Company Common Stock Beneficially Owned
The Stockholder owns 1,669,347 shares of Company Common Stock and may be deemed to beneficially own an additional 232,694 shares of Company Common Stock issuable upon exchange of shares of Alon Assets, Inc.
Notice Address of Stockholder:
c/o Alon USA Energy, Inc.
12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
972-367-3724